As filed with Securities and Exchange Commission on May 9, 2002
Registration No. 333- ____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	72-2747608

(State or other jurisdiction	(I.R.S. Employer Identification No.)

of incorporation or organization)

12212 Technology Blvd., Austin, Texas 78727
(Address of principal executive offices) (Zip Code)

LUMINEX CORPORATION
2001 BROAD –BASED STOCK OPTION PLAN
(Full title of the Plan)

Mark B. Chandler, Ph.D.
Chairman of the Board, President and Chief Executive Officer
Luminex Corporation
12212 Technology Boulevard
Austin, Texas 78727

(Name and address of agent for service)

(512) 219-8020

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
		Offering	Proposed Maximum
Title of Securities	Amount to be	Price Per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Share	Price	Registration Fee

Common Stock	592,120 shares	$14.81 (2)	$8,769,297	$807

Common Stock	871,213 shares	$5.93 (3)	$5,166,293	$475

Total	1,463,333 shares		$13,935,590	$1,282

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s common stock which become issuable under the 2001 Broad-Based Stock Option Plan with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, and, as to the 592,120 shares of common stock purchasable upon exercise of outstanding options under the 2001 Broad-Based Stock Option Plan, based upon the respective average price at which such options may be exercised.

(3)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of the Registrant’s common stock as reported on The Nasdaq Stock Market on May 8, 2002.

PART I
PART II
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
OPINION OF BASS,BERRY & SIMS PLC
CONSENT OF INDEPENDENT AUDITORS

PART I

Information Required In The
Section 10(a) Prospectus

Item 1. Plan Information

     Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (“Securities Act”), and the Note to Part I of Form S-8.

Item 2. Registration Information and Employee Plan Annual Information.

     Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     Luminex Corporation (the “Registrant”) incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

     (a)  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     (b)  The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on March 27, 2000, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the common stock offered hereby; and

     (c)  The description of the Registrant’s Series A Junior Participating Preferred Stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on June 21, 2001, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the common stock offered hereby.

     All reports and definitive proxy or information statements filed under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Our restated certificate of incorporation (the “certificate”) provides that, except to the extent prohibited by Delaware law, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors. Under Delaware law, the directors have a fiduciary duty to us which is not eliminated by this provision of our certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of their duty of loyalty to us or our stockholders; for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct or knowing violations of law; for actions leading to improper personal benefit to the director; and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     Section 145 of the Delaware General Corporation Law allows a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the indemnification does not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock purchases or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

     Delaware law further provides that the permitted indemnification shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under our bylaws, any agreement, a vote of stockholders or otherwise. Our certificate eliminates the personal liability of directors to the fullest extent permitted by Delaware law. In addition, our certificate provides that we may fully indemnify any person through bylaw provisions, agreements with such person, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to us, our stockholders or others.

     We have also obtained directors’ and officers’ liability insurance, the effect of which is to indemnify our directors and officers against certain damages and expenses because of certain claims made against them caused by their negligent act, error or omission.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit

4.1*	Restated Certificate of Incorporation of the Company

4.2*	Amended and Restated Bylaws of the Company

4.3**	Rights Agreement dated as of June 21, 2001 between Luminex Corporation and Mellon Investor Services, LLC, as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights

4.4***	2001 Broad-Based Stock Option Plan of the Company

4.5***	Form of Option Grant Certificate for the 2001 Broad-Based Stock Option Plan

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Independent Auditors

23.2	Consent of Bass, Berry & Sims PLC (included in the Opinion of Bass, Berry & Sims PLC filed herewith as Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

*	Previously filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-96317), filed February 7, 2000, as amended, and incorporated herein by this reference.

**	Previously filed as Exhibit 4 to the Company’s Current Report on Form 8-K dated June 20, 2001, and incorporated herein by this reference.

***	Previously filed as an Exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and incorporated herein by this reference.

Item 9. Undertakings

     A.     The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[signature pages to follow]

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 9th day of May, 2002.

LUMINEX CORPORATION

By:	/s/	Mark B. Chandler, Ph.D. Mark B. Chandler, Ph.D. Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Mark B. Chandler, Ph.D. and Harriss T. Currie and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the SEC, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and as of the dates indicated.

Signatures	Title	Date

/s/ Mark B. Chandler, Ph.D. Mark B. Chandler, Ph.D.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 9, 2002

/s/ Harriss T. Currie Harriss T. Currie	Acting Chief Financial Officer and Controller (Principal Financial and Accounting Officer)	May 9, 2002

/s/ C. Thomas Caskey, M.D. C. Thomas Caskey, M.D.	Director	May 9, 2002

/s/ Robert J. Cresci Robert J. Cresci	Director	May 9, 2002

/s/ Fred C. Goad, Jr. Fred C. Goad, Jr.	Director	May 9, 2002

/s/ Laurence E. Hirsch Laurence E. Hirsch	Director	May 9, 2002

/s/ Jim D. Kever Jim D. Kever	Director	May 9, 2002

/s/ John E. Koerner, III John E. Koerner, III	Director	May 9, 2002

/s/ G. Walter Loewenbaum G. Walter Loewenbaum	Director	May 9, 2002

/s/ William L. Roper, M.D. William L. Roper, M.D.	Director	May 9, 2002

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1*	Restated Certificate of Incorporation of the Company

4.2*	Amended and Restated Bylaws of the Company

4.3**	Rights Agreement dated as of June 21, 2001 between Luminex Corporation and Mellon Investor Services, LLC, as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights

4.4***	2001 Broad-Based Stock Option Plan of the Company

4.5***	Form of Option Grant Certificate for the 2001 Broad-Based Stock Option Plan

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Independent Auditors

23.2	Consent of Bass, Berry & Sims PLC (included in the Opinion of Bass, Berry & Sims PLC filed herewith as Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

*	Previously filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-96317), filed February 7, 2000, as amended, and incorporated herein by this reference.

**	Previously filed as Exhibit 4 to the Company’s Current Report on Form 8-K dated June 20, 2001, and incorporated herein by this reference.

***	Previously filed as an Exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and incorporated herein by this reference.